Exhibit 4.1

DESCRIPTION OF THE REGISTRANT’S SECURITIES
REGISTERED PURSUANT TO SECTION 12 OF THE
SECURITIES EXCHANGE ACT OF 1934

As of the date of the Annual Report on Form 10-K of which this exhibit is a part, Balchem Corporation had one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”): its common stock, par value $0.06-2/3 per share (“common stock”). References herein to “we,” “us,” “our” and the “Company” refer to Balchem Corporation and not to any of its subsidiaries.

The following description of our common stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the applicable provisions of the Maryland General Corporation law (the “MGCL”), the Company’s Composite Articles of Incorporation (our “charter”), and its Amended and Restated Bylaws (our “bylaws”). Each of our charter and our bylaws is incorporated by reference as an exhibit to the Annual Report on Form 10-K of which this Exhibit is a part. We encourage you to read our charter, bylaws, our Corporate Governance Guidelines (which are available on our website), and the applicable provisions of the MGCL for additional information.

General

Under our charter, we may issue up to 122,000,000 shares of stock, comprised of 120,000,000 shares of common stock and 2,000,000 shares of preferred stock, par value $25.00 per share (“preferred stock”).

Our charter authorizes our board of directors (our “Board”) to issue shares of stock of the Company or securities convertible into shares of its stock. As allowed by the MGCL, our charter authorizes our Board, without stockholder approval, to issue preferred stock, in one or more series, each series to be with such preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as our Board shall determine, with the foregoing potentially having the effect of delaying, deferring or preventing a change in control of the Company. We believe that the power to issue additional shares of our stock and to classify unissued shares of our preferred stock and to issue the classified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise, but our issuance of additional shares of stock could dilute voting and other stockholder rights. See “Certain Provisions of Our Charter and Bylaws and of Maryland Law” below.

Common Stock

All of the outstanding shares of our common stock are duly authorized, fully paid and nonassessable. Our common stockholders are entitled to receive dividends when authorized by our Board and declared by us out of assets legally available for the payment of dividends. They are also: (i) entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of, or adequate provision for, all of our known debts and liabilities, and (ii) generally are not liable for our debts or obligations. These rights may be subject to the preferential rights of any other class or series of our stock, including any preferred stock. All shares of common stock have equal dividend and liquidation rights.

Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of the stockholders and, except for the rights that may be held by the holders of shares of any subsequently issued class or series of preferred stock, the holders of our common stock possess exclusive voting power. There is no cumulative voting in the election of our directors. A majority of votes cast at a meeting of stockholders duly called and at which a quorum is present is sufficient to elect a director, other than in the case of a “contested election,” in which case a plurality of the votes cast is sufficient to elect a director. A “contested election” is any election of directors with respect to which (i) the Company receives notice that a stockholder has nominated an individual for election as a director in compliance with our bylaws and (ii) such nomination has not been withdrawn by the stockholder prior to the date when the Company first mails notice of the meeting to its stockholders and, as a result, the number of nominees for director is greater than the number of directors to be elected at the meeting. The Company’s Corporate Governance Guidelines set forth the procedures that are applicable if an incumbent director in an uncontested election receives a greater number of “withhold” votes for election than “for” votes. For all other matters, unless a different number is required by law, our charter or our bylaws, a majority of votes cast at a meeting of stockholders duly called and at which a quorum is present is sufficient to approve or authorize such other matter.

Our stockholders have no exchange, sinking fund or redemption rights, and have no preemptive rights to subscribe for any future issuance of our securities. Because our stockholders do not have preemptive rights, we may issue additional shares of stock that may reduce their proportionate voting and financial interest in the Company. Rights to receive dividends on our common stock may be limited by the terms of any future classified and issued shares of our preferred stock.

A Maryland corporation generally may not dissolve, amend its charter, merge, convert, consolidate, sell all or substantially all of its assets or engage in a statutory share exchange unless declared advisable by its board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter.

Transfer Agent and Registrar

The transfer agent and registrar for shares of our common stock is Broadridge Corporate Issuer Solutions, Inc.

Certain Provisions of Our Charter and Bylaws and of Maryland Law

Our Board of Directors

Our Board is divided into three classes, with the term of each class of directors expiring in a different successive year. Directors of each class are elected to serve until the third annual meeting following their election and until their successors are duly elected and qualify. As a general matter, a classified board can render a change in control of the Company or removal of incumbent management more difficult. We believe that the classification of our Board helps to assure the continuity and stability of our strategies and policies as determined by our Board.

Board vacancies may be filled by a majority of the remaining members of our Board even if such majority is less than a quorum. A director elected by our Board to fill a vacancy shall be elected to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies.

Under our bylaws, directors may be removed from office by the affirmative vote of a majority of all of the votes of stockholders entitled to be cast for the election of directors and any resulting vacancy for the unexpired term of the removed director shall be filled by action of the stockholders. In addition, the MGCL provides that, for so long as our Board is classified, a director may only be removed for cause.

Business Combinations

Under the MGCL, “business combinations” (as defined therein) between the Company and an “interested stockholder” or any affiliate thereof are prohibited for five years after the most recent date on which the interested stockholder became an interested stockholder. An interested stockholder is defined as:

•any person that beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or
•an affiliate or associate of the corporation and was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation at any time within the two-year period immediately prior to the date in question.
Our Board may approve in advance the transaction by which such person otherwise would have become an interested stockholder, in which case, that person will not be an interested stockholder.

After the five-year prohibition, any business combination between us and an interested stockholder or any affiliate thereof generally must be recommended by our Board and approved by the affirmative vote of at least:

•80% of the votes entitled to be cast by holders of outstanding shares of voting stock; and
•two-thirds of the votes entitled to be cast by holders of voting stock other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or shares held by any affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if, among other conditions, our stockholders receive a minimum price, as defined under the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The statute permits various exemptions from its provisions, including, without limitation, business combinations that are exempted by our Board prior to the time that an interested stockholder becomes an interested stockholder.

Control Share Acquisitions

The MGCL provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to such shares except to the extent approved by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, excluding “interested shares,” as defined in MGCL section 3-701(g). A “control share acquisition” means the acquisition of ownership of, or the power to direct the exercise of voting power with respect to, control shares, subject to certain exceptions. Control shares are voting shares of stock that, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is entitled to exercise or direct the exercise of voting power, except solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the ranges of voting power specified in the MGCL section 3-701(d)(i) – (iii). Control shares do not include shares the acquiror is entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation.

A person who has made or proposes to make a control share acquisition may compel our Board to call a special meeting of stockholders to consider the voting rights of the shares within 50 days of demand. This right is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting and delivering an “acquiring person statement” as described in the MGCL. If no request for a meeting is made, the Company may present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement,” then we may redeem for “fair value” any or all of the control shares, except those for which voting rights have previously been approved. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the meeting date of the non-approval of the voting rights or, if no meeting is held, as of the date of the last control share acquisition by the acquiror. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation, or statutory share exchange if we are a party to the transaction or to acquisitions approved or exempted by the charter or our bylaws.

Our bylaws contain a provision exempting any and all acquisitions by any person of our shares of stock from the Control Share Acquisition Act. This bylaw provision may be amended or eliminated at any time in the future.

Subtitle 8

Title 3, Subtitle 8, of the Corporations and Associations Article of the Annotated Code of Maryland (“Subtitle 8”) permits a Maryland corporation, such as the Company, with at least three directors who are not officers or employees of the corporation or affiliates of, or nominated by, a person seeking to acquire control of the corporation and a class of stock registered under the Exchange Act, to elect to be subject to any or all of the following provisions, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws and without any action by stockholders:
•a classified board;
•a two-thirds vote requirement for removing a director;
•a requirement that the number of directors be fixed only by the board of directors;

•a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; or
•a majority requirement for the calling by stockholders of a special meeting of stockholders.
We have not elected to be subject to any provisions of Subtitle 8. However, through a provision in our bylaws unrelated to Subtitle 8, we have had a classified board for more than 25 years. In the future, our Board may elect, without stockholder approval, to be subject to one or more of the provisions of Subtitle 8.

Meetings of Stockholders

Under our bylaws, annual meetings of stockholders must be held each year at a date, time and place determined by our Board. Special meetings of stockholders may be called by the chair of our Board, our chief executive officer, our president and our Board. Additionally, subject to the provisions of our bylaws, a special meeting of stockholders to act on any matter that may properly be considered at a meeting of stockholders must be called by our secretary upon the written request of stockholders entitled to cast at least 25% of all of the votes entitled to be cast on the matter at such meeting. Only matters set forth in the notice of a special meeting of stockholders may be considered and acted upon at such a meeting.
Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our Board and the proposal of business to be considered by stockholders may be made only:
•pursuant to our notice of the meeting (or any supplement thereto) by or at the direction of our Board;
•otherwise properly brought before the meeting by or at the direction of our Board; or
•by a stockholder of record of the Company at the time such notice of meeting is delivered, who is entitled to vote at the meeting, and who complies with the advance notice procedures of our bylaws.
With respect to special meetings of stockholders, only the business specified in the notice of the meeting may be brought before the meeting. Nominations of individuals for election to our Board at a special meeting at which directors are to be elected may only be made:

•by or at the direction of our Board; or
•provided that our Board has determined that directors will be elected at the meeting, by a stockholder of record at the time of giving notice, who is entitled to vote at the meeting and upon such election, and who complies with the advance notice procedures of our bylaws.
The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our Board and our stockholders the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our Board, to inform stockholders and make recommendations regarding the nominations or other proposals.

Limitation of Liability and Indemnification of Directors and Officers

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty that is established by a final judgment and that is material to the cause of action. Our charter contains such a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, trustee, member or manager, is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in that capacity, and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding to the maximum extent permitted by law.